UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11432 Lackland Road

St. Louis, Missouri 63146

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (314) 214-7000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of 2006-2008 Long-Term Incentive Plan

Messrs. William W. Canfield, Chairman, President and Chief Executive Officer of TALX Corporation (“TALX” or the “Company”) and L. Keith Graves, Chief Financial Officer and President of Tax Management Services of TALX, participate in our 2006-2008 Long Term Incentive Plan for Selected Key Executives (the “2006 LTIP”). The 2006 LTIP is designed to attract, retain and motivate key employees toward long-term profit improvement and to permit them to earn additional compensation in the event that the profitability and asset productivity goals are achieved over the three-year term of the plan. The goals may be adjusted for acquisitions and divestitures on an ongoing basis. The 2006 LTIP is governed by the TALX Corporation 2005 Omnibus Incentive Plan (the “Omnibus Plan”). Under the terms of the plan, our Compensation Committee determines the identities of the officers of TALX and our affiliates who are eligible to participate and generally has conclusive discretion with respect to other matters under the 2006 LTIP. Each participant must remain our employee for the entire term of the 2006 LTIP award, and no partial awards will be granted in the event of a participant’s termination prior to the completion of the final plan year, subject to the next sentence, unless the Compensation Committee authorizes a partial award. Awards will vest and become payable in part if termination occurs as a result of a participant’s death, total disability or retirement before the completion of the term. Cash awards are determined as a percentage of a participant’s base salary for the final year of the plan and are payable in one or more installments after completion of the audit of the final year of the plan. The awards must be paid no later than the end of the second fiscal year following the final year of the plan.

On May 15, 2007, the Compensation Committee exercised its discretion under the 2006 LTIP to amend the plan in order to provide for early payout of awards upon a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company and to comply with the requirements of Section 409A of the Internal Revenue Code of the 1986, as amended (the “Code”), as generally contemplated by the Agreement and Plan of Merger dated February 14, 2007, by and among TALX, Equifax Inc. and Chipper Corporation (the “Merger Agreement”) and disclosed in the related Proxy Statement/Prospectus dated April 9, 2007. The amended 2006 LTIP provides that in the event of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, prior to the end of the plan period, the participants will receive payment of an award based upon the achievement of their goals, as adjusted based on the attendant circumstances and prorated based on the portion of the plan period completed as of the date of the change in control relative to the entire plan period. Such partial award shall be paid in a lump sum on the effective date of a change of control and shall constitute such participant’s entire award available under the 2006 LTIP. However, in order to comply with the Code and in anticipation of the possible merger contemplated by the Merger Agreement (the “Merger”), if any amount becomes payable due to a change of control that occurs during the 2007 calendar year, payment of such amount will be delayed until January 1, 2008. In the event of such a delay in payment, the amount payable will be increased to reflect earnings at an annual rate of interest equal to 4.75%. The delayed payment will be held in the Company’s established Rabbi Trust previously created by that Trust Agreement between Central Bank and Trust Co. and the Company.

Also, if a partial award becomes payable due to such participant’s termination of employment (other than on account of death) and such participant is a Specified Employee, as defined in the Code, payment will be made on the first day of the seventh month immediately following the participant’s termination of employment if such date is later than the date such amount would otherwise be paid. Participants in the plan shall continue to be participants until the date of his/her termination of employment for any reason or a change of control.

Under the terms of the 2006 LTIP, in the event that TALX's operating income meets or exceeds a specified amount, and the other conditions of the 2006 LTIP are satisfied, Mr. Canfield would receive an amount in cash ranging from 100% to 175% of his 2008 base salary and Mr. Graves an amount in cash ranging from 100% to 150% of his 2008 base salary.

The following chart sets forth the total estimated value that would be payable with respect to the 2006 LTIP based on Messrs. Canfield's and Graves' fiscal 2008 base salaries (1) if the LTIP continued through the original term and (2) upon early payout, assuming a change in control occurs on May 15, 2007, which is the date of the special meeting of shareholders of the Company to consider approval of the Merger:

Name	Estimated Future Payouts Assuming Full LTIP Term (1) Target/Maximum	Estimated Future Payouts Assuming Early Payout Upon Change in Control (2) Approved Amount
William W. Canfield	$550,000/$962,500	$711,887
L. Keith Graves	$291,500/$437,250	$332,331
(1)	Assumes payout upon completion of the original term of the 2006 LTIP, in the absence of any change in control or other early payout trigger event.
(2)

Assumes early payout resulting from a change in control that occurs on May 15, 2007, which is the date of the special meeting of shareholders of the Company to consider approval of the Merger, provided, that the timing of consummation of the Merger is subject to approval by TALX shareholders as well as other customary closing conditions.

We described the material terms of the 2006 LTIP in our in our proxy statement for the 2006 annual meeting of shareholders under the caption “Compensation Committee Report on Executive Compensation—2006-2008 Long-Term Incentive Plan,” and incorporate that description herein by this reference, appropriately modified as set forth above. The foregoing description of the 2006 LTIP, as modified is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	TALX CORPORATION

	By:	/s/ L. Keith Graves
L. Keith Graves Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	TALX Corporation 2006 – 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.41 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-21465))
10.2	Form of Long-Term Incentive Plan Award (incorporated by reference as an annex to Exhibit 10.41 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (File No. 000-21465))
10.3	Amendment to the TALX Corporation 2006 – 2008 Long Term Incentive Plan for Selected Key Executives